Exhibit 10.1

AMENDMENT NO. 8

TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 8 (this “Amendment”), dated as of October 24, 2008, is among Truck Retail Accounts Corporation, a Delaware corporation (“Seller”), Navistar Financial Corporation, a Delaware corporation (“Navistar”), as initial Servicer (Navistar, together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to the Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), JS Siloed Trust (the “Trust”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as agent for the Purchasers (together with its successors and assigns, the “Agent”), and pertains to that certain Receivables Purchase Agreement dated as of April 8, 2004 by and among the parties hereto, as heretofore amended (the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this, Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENT

The Seller Parties have requested that the Agent and the Purchasers agree to certain amendments to the Agreement; and

The Agent and the Purchasers are willing to agree to the requested amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

(a) Section 2.6 of the Agreement is hereby amended to delete “two (2) Business Days” where it appears and to substitute in lieu thereof “one (1) Business Day.”

(b) All references to “Prime Rate” in Sections 1.4, 4.1, 4.4 and 4.5, in the definition of “Tranche Period” and in Exhibit II are hereby replaced with “Alternate Base Rate”.

(c) Section 8.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.5. Reports. The Servicer shall prepare and forward to the Agent (i) on the 15th day of each month or, if such day is not a Business Day, the first Business Day thereafter and at such times as the Agent shall request, a Monthly Report, (ii) on the second Business Day of each week, a Weekly Report which updates the previous month’s Monthly Report for the previous week’s Incremental Purchases and Collections, and (iii) at such times as the Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables.

(d) Section 9.1(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

(f) As at the end of any calendar month, the three month rolling average Delinquency Ratio shall exceed 5.5% or the three month rolling average Default Trigger Ratio shall exceed 3.0% or the three month rolling average Dilution Ratio shall exceed 1.5%.

(e) A new Section 9.1(l) is hereby added to the Agreement which reads as follows:

(l) Navistar shall fail to observe or perform any condition, covenant or agreement contained in Section 8.01 of the Transferor Credit Agreement as of October 24, 2008; provided, however, if the Transferor Credit Agreement is terminated or Section 8.01 of the Transferor Credit Agreement or any defined term or provision that affects the calculation specified in Section 8.01 of the Transferor Credit Agreement is terminated, amended, supplemented or modified, then Section 8.01 as used herein may, at the direction of the Agent, be similarly terminated, amended, supplemented or modified.

(f) The following new definitions are hereby added to Exhibit I to the Agreement in their appropriate alphabetical order:

“Alternate Base Rate” means a rate per annum equal to the higher of (a) the Prime Rate, and (b) the sum of the Federal Funds Effective Rate plus 50 basis points, provided, however, that in no event shall such higher rate for any day be less than the LIBO Rate for a Tranche Period of one month on such date (or the immediately preceding Business Day, if such date is not a Business Day), adjusted for statutory reserves (if any) applicable to the Agent.

“Excess Refinancings” means the amount, if any, by which Receivables that are refinanced by Navistar Financial Corporation in any calendar month exceed 5% of the aggregate Outstanding Balance of all Receivables on the last day of the prior calendar month.

(g) The definitions of the following terms set forth in Exhibit I to the Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

“Concentration Limit” means, at any time, for any Obligor, 6.67% of Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Trust or the Required Financial Institutions may, upon notice to Seller, cancel any Special Concentration Limit; provided, however, that such Special Concentration Limit shall remain in place until the first Weekly Settlement Date following the fifteenth (15th) Business Day following the delivery of such notice. As of October 24, 2008 until notice from the Agent to the contrary in accordance with the proceeding sentence, the following Special Concentration Limits, as amended with the Agent’s consent in the Weekly Report, shall be in effect: (i) Walmart Leasing, and Affiliates, 18% of Eligible Receivables; (ii) Anheuser Bush, Inc. and Affiliates, 10% of Eligible Receivables; (iii) Safeway Stores, 10% of Eligible Receivables; (iv) Sara Lee, and Affiliates 10% of Eligible Receivables; (v) Ryder Truck Rental and Affiliates, 10% of Eligible Receivables and (vi) Laidlaw, Inc. and Affiliates, 5% of Eligible Receivables.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 200 basis points above the Alternate Base Rate.

“Dilutions” means, as of any date, the sum of (a) the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections” plus (b) the aggregate amount of Excess Refinancings during the calendar month then most recently ended (it being understood that Excess Refinancings need only be counted once per month as Dilutions).

“Discount Rate” means, the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

“Liquidity Termination Date” means August 7, 2009.

“Originator” means Navistar, Inc., formerly known as International Truck and Engine Corporation, a Delaware corporation, and its successors.

(h) Clauses (xv), (xx) and (xxi) of the definition of “Eligible Receivable” set forth in Exhibit I to the Agreement are hereby deleted and replaced, respectively, with the following:

(xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) (any such right referred to herein as a “Setoff Right”) of the applicable Obligor against Parent or any other Adverse Claim, and the Obligor thereon holds no right as against Parent to cause Parent to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, any Receivable subject to a Setoff Right will be included as an Eligible Receivable provided, that the aggregate of the Net Obligor Setoff Amounts for all Obligors does not exceed $0 in the case of Setoff Rights arising from trade-ins and $500,000 in all other cases (either such amount, the “Agreed Limit”), and if the aggregate of the Net Obligor Setoff Amounts exceeds the Agreed Limit, the Receivables of each Obligor that are subject to a Setoff Right shall be included as Eligible Receivables but the aggregate amount of such Receivables shall be reduced by the Net Obligor Setoff Amount for such Obligor;

* * * * *

(xx) which is not a B Receivable; and

(xxi) with respect to any C Receivable, whether or not delivery has been made to the applicable Obligor, payment, or part thereof, remains unpaid for not more than 90 days after the original factory invoice date for such payment.

(i) The definition of “Credit Enhancement Trigger” set forth in Exhibit I to the Agreement, and all reference to such term in the Agreement, are hereby deleted.

(j) Exhibit IV to the Agreement is hereby amended to delete:

“Blocked Account: a trust account number 10208044.1 in the name ‘Blocked Account for JPMorgan Chase Bank, N.A., as Agent’ maintained with JPMorgan Chase Bank, N.A., 4 New York Plaza, 6th Floor, New York, New York 10004”

and to replace the same with the following:

“Blocked Account: a trust account number 232874 in the name ‘Blocked Account for JPMorgan Chase Bank, N.A., as Agent’ maintained with the Bank of New York Mellon, 101 Barclay Street, 4W, New York, New York 10286”.

(k) Exhibits X and XI to the Agreement are hereby amended and restated in their entirety to read as set forth in Annexes A and B, respectively, hereto.

Section 2. Representations and Warranties. In order to induce the parties to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment, each of such Seller Party’s representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of (a) counterparts hereof, duly executed by each of the parties hereto, and (b) counterparts of an amendment to the Liquidity Agreement.

Section 4. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(b) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION

By:	/s/ Dave Derfelt
Name:	Dave Derfelt
Title:	V.P. & Controller

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Dave Derfelt
Name:	Dave Derfelt
Title:	V.P. & Controller

JS SILOED TRUST

BY:	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE TRUSTEE

By:	/s/ John M. Kuhns
Its:	John M. Kuhns
Executive Director

JPMORGAN CHASE BANK, N.A., INDIVIDUALLY AS A FINANCIAL INSTITUTION AND AS AGENT

By:	/s/ John M. Kuhns
Its:	John M. Kuhns
Executive Director

Annex A

EXHIBIT X

FORM OF MONTHLY REPORT

[Attached]

Truck Retail Accounts Corporation

Monthly Report For:	September-08
as of October 06, 2008

I.	Receivables Rollforward

Beginning Receivables
Gross Sales
Additional Post Invoice Sales
Total Cash Collections
Dilution
Charge-offs
Recoveries
Unapplied Cash
Other Adjustments

Total Receivables

II.	Master Aging Schedule

Aging
Current
1-30 days past due
31-60 days past due
61-90 days past due
91-120 days past due
>120 days past due
Future (unapplied cash & terms > 30)
Non-Aged
Non-Aged Credits
Other Credits & Unapplied Cash

Total Receivables

UNRECONCILED DIFFERENCE

Past Due Aging Schedule of A’s and B’s		Past Invoice Aging Schedule of C’s

	Aging		Aging
Current
1-30 days past due		1-30 days past invoice
31-60 days past due		31-60 days past invoice
61-90 days past due		61-90 days past invoice
91-120 days past due		91-120 days past invoice
>120 days past due		>120 days past invoice
Credits & Unapplied Cash		Credits & Unapplied Cash

Total Receivables		Total Receivables

III.	Eligible Receivables

Total Receivables
Minus:	A & B Receivables > 60 days past due
Aggregate B Receivables
Total B Receivables
Undelivered B Receivables
C Receivables > 90 days past invoice
Non-aged (N) Receivables less N Credits
Contra-Accounts > $500K
Extended Terms > 60 days
Extended Term Receivables
U.S. Government Receivables > 5%
Obligors w/ 30% of A&B Rec’s > 60 dpd (NOTE #1)
Obligors w/ 30% of Cs Rec’s > 90 dpi (NOTE #1)
Bankrupt Obligors
Set-off Rights for trade ins
Other Ineligibles

Eligible Receivables Balance

IV.	Capital Availability

Eligible Receivables Balance
Minus:	Excess Concentrations (see Section VI)
Cendant excess concentration

Net Receivable Balance
Minus:	Loss Reserve Percentage X Net Receivables Balance (NOTE#2)
Dilution Reserve Percentage X Net Receivables Balance (NOTE#3)
Yield & Servicing Reserve Percentage X Net Receivables Balance (NOTE#4)
In the event of a Credit Enhancement Trigger, the aggregate reserves would be the greater of:
(a) 35% or (b) the sum of the Loss, Dilution and Yield and Servicing Reserve.

Total Reserve Requirement

Available for Funding
Capital Outstanding (cannot exceed $100 million)

Purchaser Interest (cannot exceed 100%) (NOTE#5)

Amount Available or Paydown Required (NOTE # 7)

AMOUNT ADVANCED / PAID DOWN

Purchaser Interest after Draw / Paydown (cannot exceed 100%)

V.	Compliance (NOTE #6)

Termination Event?
3-Month Average Dilution Ratio (cannot be greater than 1.5%)

Current month dilution ratio
One month prior dilution ratio
Two month prior dilution ratio

3-Month Average Master Aging Delinquency Ratio (cannot be greater than 5.5%)

Current month delinquency ratio
One month prior delinquency ratio
Two month prior delinquency ratio

3-Month Average Master Aging Default Ratio (cannot be greater than 3.0%)

Current month default ratio
One month prior default ratio
Two month prior default ratio

Financial Covenants (updated Quarterly)
Fixed Charge Coverage Ratio (cannot be less than 1.25 to 1)

Consolidated Debt Ratio (cannot exceed 6.0 to 1)

VI.	Obligor Concentration Limits

Loss Reserve Floor

Obligor Name	Obligor Total	Ineligibles	Eligible Receivables	Concentration Limit %	Limit Amount	Excess Concentration
Spec. Obligors:
Anheuser Bush, Inc and Affiliates
Walmart Leasing and Affiliates
Safeway Stores
Sara Lee and Affiliates
Laidlaw Transit Inc.
Ryder

Other Obligors:
Penske
US Motors
Budget (Cendant)
First Student Amtran
TOTAL

Notes:

1	All Receivables of any A & B Obligor for whom receivables greater than 60 dpd constitute, in the aggregate, more than 30% of all Receivables of such Obligor.

All Receivables of any C Obligor for whom receivables greater than 90 dpi constitute, in the aggregate, more than 30% of all Receivables of such Obligor.

2	This reserve percentage is calculated dynamically based on recent portfolio performance.
3	This reserve percentage is calculated dynamically based on recent portfolio performance.
4	This reserve percentage a static percentage.
5	Purchaser Interest is defined as follows: Capital / NRB – (Reserve Percentage X NRB).
6	Dilution Ratio is defined as current month’s dilution divided by sales 1-month prior, which cannot be greater than 1.5% Delinquency Ratio is defined as the aggregate Oustanding Balance of all Receivables that were greater than 60 days divided by the aggregate Outstanding Balance of all Receivables, which cannot be greater than 5.5% Default Ratio is defined as the sum of the aggregate Outstanding Balance of all Receivables unpaid for more than 90 but less than 121 days and the aggregate Oustanding Balance of all Receivables that became Charged-Off prior to 90 days past due divided by the aggregate Oustanding Balance of all Receivables, which cannot be greater than 3.0%
7	Weekly purchase date true UPS have remedied this excess / shortfall. No excess / shortfall exists as of the monthly settlement date report.

The undersigned hereby represent and warrants that the foregoing is a true and accurate accounting with respect to the outstandings of September 30, 2008 in accordance with the Receivables Purchase Agreement date as of April 8, 2004 and that all Representations and Warranties are restated and reaffirmed.

Signed by:
John V. Mulvaney, Sr.
Title:	VP, CFO & Treasurer

Annex B

EXHIBIT XI

FORM OF WEEKLY REPORT

[Attached]

Truck Retail Accounts Corporation

Weekly Report For: in the Month of:	26-Sep-08 August-08	as of 09/29/2008

I. Receivables Rollforward

Beginning Receivables
Gross Sales
Additional Post Invoice Sales
Total Cash Collections
Dilution
Charge-offs
Recoveries
Unapplied Cash
Other Adjustments

Total Receivables

II. Master Aging Schedule

Current
1-30 days past due
31-60 days past due
61-90 days past due
91-120 days past due
>120 days past due
Future (unapplied cash & terms > 30)
Non-Aged
Non-Aged Credits
Other Credits & Unapplied Cash

Total Receivables

III. Eligible Receivables

Total Receivables
Minus:	Ineligibles from Month End Report

Eligible Receivables Balance

IV. Capital Availability

Eligible Receivables Balance
Minus:	Excess Concentrations from Month End Report
Cendant excess concentration from Month End Report
Net Receivable Balance

Minus:	Reserve Percentage from Month End Report

Total Reserve Requirement

Available for Funding
Capital Outstanding Today, as reported by Servicer (cannot exceed $100 million)

Paydown Required (within 2 business days)

AMOUNT PAID DOWN

AMOUNT DRAWN

Ending Capital After Payment or Draw

Purchaser Interest after Paydown (cannot exceed 100%)

Is a paydown required?

If a paydown is required, how much?

If an additional purchase is available, how much?

The undersigned hereby represent and warrants that the foregoing is a true and accurate accounting with respect to the outstandings of August 31, 2008 in accordance with the Receivables Purchase Agreement date as of April 8, 2004 and that all Representations and Warranties are restated and reaffirmed.

Signed by:

John V. Mulvaney, Sr.
Title:	VP, CFO & Treasurer

David L. Derfelt

VP & Controller

Mary Ellen Kummer

Assistant Treasurer

John V. Mulvaney, Sr.

VP, CFO & Treasurer